UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2025

National CineMedia, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33296	20-5665602
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 S. Syracuse Way, Suite 300
Centennial, Colorado		80111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (303) 792-3600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NCMI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2025, Nathan “Tripp” Lane delivered notice to National CineMedia, Inc. (“NCM, Inc.” or “the Company”) of his resignation from the Company’s Board of Directors (the “Board”) and all committees of the Board of which he is a member, effective immediately prior to the Board’s approval of a replacement nominee to be designated by Blantyre Capital Limited (“Blantyre Capital”) in accordance with the Director Designation Agreement (the “Designation Agreement”), dated August 7, 2023, between the Company, the Consenting Creditor Designation Committee (as defined in the Designation Agreement) and Blantyre Capital.

Mr. Lane’s resignation did not result from any disagreement with the Company. Mr. Lane was designated to the Board by Blantyre Capital pursuant to the Designation Agreement. Pursuant to the terms of the Designation Agreement, Blantyre Capital has the right to designate a replacement following Mr. Lane’s resignation. The Company expects to appoint Blantyre Capital’s designee, subject to the determination of the Board in good faith, after consultation with outside legal counsel, that such action would not constitute a breach of its fiduciary duties or applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Date:	September 29, 2025	By:	/s/ Ronnie Y. Ng
Ronnie Y. Ng Chief Financial Officer